UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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ATLAS FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLAS FINANCIAL HOLDINGS, INC.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 22, 2018
AND
Proxy Statement
Dated April 30, 2018

ATLAS FINANCIAL HOLDINGS, INC.
953 American Lane, 3rd Floor
Schaumburg, Illinois 60173
USA
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TAKE NOTICE THAT an annual general meeting of shareholders (the “Meeting”) of Atlas Financial Holdings, Inc. (the “Corporation”) will be held at 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, on May 22, 2018 at 10:00 a.m., Central Time, for the following purposes:

(i)
to elect the directors of the Corporation to serve until the next annual general meeting of shareholders, as more fully described in the proxy statement dated April 30, 2018 (the “Proxy Statement”), a copy of which accompanies this notice;

(ii)
to consider and to pass, with or without variation, a resolution ratifying the appointment of BDO USA, LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2018; and

(iii)	to transact such other business as may be properly brought before the Meeting.

The Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice of annual meeting.
Only holders of record of ordinary voting common shares as of the close of business on April 13, 2018, the record date, are entitled to receive notice of, attend and vote at the Meeting.
SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE ENCOURAGED TO RETURN OR SUBMIT THEIR PROXY AS SOON AS POSSIBLE.
Proxies to be used at the Meeting must be deposited with TSX Trust Company, Proxy Department, 301-100 Adelaide St W, Toronto, ON M5H 4H1, before 10:00 a.m., Central Time, on May 18, 2018, or if the Meeting is adjourned, no later than 9:00 a.m., Central Time on the second business day preceding the day to which the Meeting is adjourned. Alternatively, proxies can be submitted electronically pursuant to the instructions on the proxy form.
DATED at Schaumburg, Illinois this 30th day of April 2018.
The contents of this Proxy Statement have been approved and its mailing has been authorized by the Board of Directors.
By order of the Board of Directors

“Gordon Pratt”
Gordon Pratt Chairman of the Board

ATLAS FINANCIAL HOLDINGS, INC.
PROXY STATEMENT
INFORMATION ABOUT ATLAS' ANNUAL GENERAL MEETING
All references to “Atlas”, the “Corporation”, “we”, “us”, or “our” refer to Atlas Financial Holdings, Inc. Unless otherwise stated, the information contained in this Proxy Statement is given as of April 30, 2018 (the “Reference Date”).
Place, Time and Date of Meeting
This proxy statement (this “Proxy Statement”) is being furnished to the holders (“Shareholders”) of ordinary voting common shares (“Voting Shares”) in the capital of Atlas in connection with the solicitation of proxies on behalf of our Board of Directors for use at the annual general meeting of Shareholders (the “Meeting”) to be held on May 22, 2018 at 10:00 a.m., Central Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders (the “Notice of Meeting”). The Meeting will be held at 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173. Directions to the location of the Meeting are available on the Corporation's website at www.atlas-fin.com under Investor Relations. This Proxy Statement and the form of proxy are first being mailed to Shareholders on or about April 30, 2018.
Voting Securities and Record Date
Only Shareholders of record at the close of business on April 13, 2018 (the “Record Date”) are entitled to receive notice of and vote at the Meeting. As of the Record Date, the Corporation had Ordinary Shares issued of 12,192,475 of which 11,936,970 were outstanding and 255,505 were held in treasury.
How a Proxy Works
Accompanying this Proxy Statement is a form of proxy for use at the Meeting (“Instrument of Proxy,” or “Proxy”). Those Shareholders who wish to be represented at the Meeting by proxy must complete and submit or deliver a Proxy to TSX Trust Company (the “Transfer Agent”) either in person, by facsimile or Internet, or by mail or courier to 301-100 Adelaide St W, Toronto, ON M5H 4H1. In order to validly appoint a proxy, Instruments of Proxy must be received by the Transfer Agent by 10:00 a.m., Central Time, on May 18, 2018, or if the Meeting is adjourned, no later than 9:00 a.m., Central Time, on the second business day preceding the day to which the Meeting is adjourned. The persons named as proxyholders in the Instrument of Proxy are directors or officers of the Corporation and are representatives of the Corporation’s management for the Meeting.
Voting Shares represented by the Instrument of Proxy will be voted in accordance with any indicated instructions. In the absence of such direction, such Voting Shares will be voted IN FAVOR OF THE MATTERS DESCRIBED IN THE INSTRUMENT OF PROXY AND HEREIN. If any other matters properly come before the Meeting or any adjournment or postponement thereof, the Instrument of Proxy confers discretionary authority to vote on such other matters according to the best judgment of the appointed proxyholder. As at the Reference Date, management of the Corporation knows of no other matters to come before the Meeting.
Revocability of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to either the registered office of the Corporation or the Transfer Agent, 301-100 Adelaide St W, Toronto, ON M5H 4H1, a written notice of revocation or a duly executed proxy bearing a later date, (b) granting a subsequent proxy through the Internet or by facsimile or (c) if you are a Shareholder at the Record Date, by attending the Meeting and voting in person.

Voting Information
All Shareholders are cordially invited to attend the Meeting. If you do not expect to be present at the Meeting, you are requested to complete, date, sign, and submit the Proxy to make sure that your Voting Shares are represented at the Meeting. Shareholders of record also have the option of voting by mail, facsimile, or Internet. Instructions for using these services are included on the Instrument of Proxy. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your proxy and vote your Voting Shares in person in accordance with the procedures described above.
Each Shareholder is entitled to one vote for each Voting Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Voting Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Voting Shares that reflect abstentions are treated as Voting Shares that are present and entitled to vote for the purposes of establishing a quorum but do not constitute a vote “for” or “against” any matter.
“Broker nonvotes” are Voting Shares held in “street name” through a broker or other nominee over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions. Thus, if you do not give your broker or nominee specific instructions, your Voting Shares may not be voted on certain matters. Voting Shares that reflect “broker nonvotes” are treated as Voting Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Voting Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Voting Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.
If you are a beneficial shareholder and your broker or nominee holds your Voting Shares in its name, some brokers or nominees are permitted to vote your Voting Shares on matters such as the ratification of the appointment of independent registered public accountants, even if the broker or nominee does not receive voting instructions from you.
Proxy Solicitation
Proxies may be solicited by certain of our directors, officers, and regular employees, without additional compensation, in person, by telephone, facsimile, or electronic mail. The cost of solicitation has been and will be borne by the Corporation. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Voting Shares.
Meaning of Shareholder of Record
You will only be a Shareholder of record if your name is recorded on the Corporation’s register of members. If your name is not recorded on the Corporation’s register of members, any Voting Shares you hold in the Corporation are held beneficially. Shareholders who have purchased their Voting Shares on an exchange may hold those shares through a depository, in which case they will be beneficial shareholders and will not be Shareholders of record. If you hold your Voting Shares in “street name,” you will not be a Shareholder of record.
Even if the Voting Shares you own are held in “street name” by a bank or brokerage firm, you are considered the beneficial owner of the Voting Shares, and your bank or brokerage firm, as the record holder of your Voting Shares, is required to vote your Voting Shares according to your instructions. To vote your Voting Shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting over the Internet or by telephone. Please contact your bank or brokerage firm for further information.
All references to Shareholders in this Proxy Statement and the Instrument of Proxy and Notice of Meeting are to registered Shareholders unless specifically stated otherwise.
General
Unless otherwise noted, all of the dollar amounts in this Proxy Statement are expressed in US dollars.

MANAGEMENT PROPOSALS TO BE VOTED ON
To the knowledge of the board of directors of the Corporation (the “Board” or the “Board of Directors”), the only matters to be brought before the Meeting are set forth in the accompanying Notice of Meeting. These matters are described in turn under the headings below.
Proposal 1: Election of Directors
At the Meeting, the Shareholders will be asked to elect the directors of the Corporation to hold office until the next annual general meeting of Shareholders or until the successors of such directors are duly elected or appointed. The number of directors to be elected is within the range set forth in the Corporation’s Articles of Association.
The following Directors have been nominated to serve as directors:

•	Scott D. Wollney

•	Gordon G. Pratt

•	Jordan M. Kupinsky

•	John T. Fitzgerald

•	Walter F. Walker
You can find information about these nominees in the section of this Proxy Statement entitled Director Nominees.
Vote Required
The election of each director will require the affirmative vote of the holders of a majority of the votes cast by the holders of Voting Shares. Abstentions and broker non-votes will be counted as Voting Shares that are present for the purpose of determining the presence of a quorum but will not be counted in evaluating the results of the vote.
The persons designated as proxyholders in the Instrument of Proxy (absent contrary directions) intend to vote for the election of the directors as set forth herein and therein. The Corporation does not contemplate that any of such nominees will be unable to serve as directors; however, if for any reason any of the proposed nominees does not stand for election or is unable to serve as such, proxies held by the persons designated as proxyholders in the Instrument of Proxy will be voted for another nominee in their discretion unless the Shareholder has specified in his, her or its Proxy that his, her or its Voting Shares are to be withheld from voting in the election of directors.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE
NOMINEES TO THE BOARD OF DIRECTORS.

Proposal 2. Ratification of Appointment of Independent Registered Public Accountant
You can find information about Atlas' relationship with BDO USA, LLP ("BDO") in the section entitled Ratification of Appointment of Independent Registered Public Accountant.
Vote Required
The ratification of the selection of BDO as the Corporation’s independent auditor will require the affirmative vote of the holders of a majority of the votes cast by the holders of Voting Shares. Abstentions will be counted as Voting Shares that are present for the purpose of determining the presence of a quorum but will not be counted in evaluating the results of the vote.
The persons designated as proxyholders in the Instrument of Proxy (absent contrary directions) intend to vote for the ratification of the selection of BDO as the auditor of the Corporation, unless the Shareholder has specified in the Instrument of Proxy that Voting Shares represented by such Proxy are to be withheld from voting in respect thereof.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BDO USA, LLP AS THE
CORPORATION’S INDEPENDENT AUDITOR FOR 2018.

ELECTION OF DIRECTORS

Director Nominees
The following sets forth the name and age of each of the persons nominated for election as a director of the Corporation, and the period during which the respective nominees have served as directors. All of the nominees proposed for election are currently directors of the Corporation.

Name	Age	Date First Appointed	Current Position
Scott Wollney	49	Director since: December 31, 2010	President, Chief Executive Officer and Director
Gordon Pratt	56	Director since: December 31, 2010	Chairman of the Board
Jordan Kupinsky	45	Director since: December 21, 2009	Director
John T. Fitzgerald	46	Director since: May 2, 2013	Director
Walter Walker	63	Director since: June 12, 2017	Director

Director Business Experience
The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.
Scott Wollney
Mr. Wollney has been our President and Chief Executive Officer, and a director, since December 31, 2010. From July 2009 until December 31, 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. ("KAI"), a property and casualty holding company, prior to which he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company, from May 2008 to March 2009. From January 1998 to May 2008, he was President of Avalon Risk Management, Inc., an insurance broker. Mr. Wollney is currently serving as director of 1347 Property Insurance Holdings, Inc., a property and casualty insurance holding company listed on NASDAQ. Mr. Wollney is an MBA graduate of Northwestern University's Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois. Mr. Wollney’s education coupled with his significant and varied experience as an executive manager and director qualifies him for his role with Atlas. He has experience building successful businesses as well as re-organizing challenged companies around a focused strategy to address legacy issues and set them on a path for future success. Beginning his insurance career in 1991, Mr. Wollney has direct experience and expertise with respect to the numerous disciplines that are critical to the insurance business.
Gordon Pratt
Mr. Pratt has been our independent Chairman of the Board since December 31, 2010. Since March 2004, Mr. Pratt has been a Managing Member of Fund Management Group LLC, a privately-held investment and holding company, organized in Connecticut and headquartered in Florida. From November 2013 to March 2017, Mr. Pratt served as a director of 1347 Property Insurance Holdings, Inc., a NASDAQ listed property and casualty insurance holding company. Mr. Pratt formerly served as a Director, President and Chief Executive Officer of 1347 Capital Corp., a NASDAQ listed special purpose acquisition company. Upon 1347 Capital Corp's merger, on July 20, 2016, 1347 Capital Corp. was renamed Limbach Holdings, Inc., and Mr. Pratt currently serves as a Director, Chairman of the Board and member of the Compensation Committee of Limbach Holdings, Inc., a NASDAQ listed integrated building systems provider. From March 2014 to June 2016, Mr. Pratt served as Chairman of the Board of 1347 Capital LLC, a private investment advisory firm. From June 2004 to April 2006, he was also the Senior Vice-President, Finance of the Willis Group, an insurance brokerage company, in New York, prior to which he was an equity holder and Managing Director of Hales Capital Advisors and co-founder and Managing Partner for Distribution Partners Investment Capital L.P., a private equity fund focused on the insurance industry. Before joining Hales, Mr. Pratt was a Senior Vice President and member of the management committee of Conning & Company, a third party investment manager, where he helped to raise and invest capital for three Conning private equity funds. He began his career in 1986 at The Chase Manhattan Bank, N.A., a financial institution, in New York. Mr. Pratt has served as Chairman and Vice Chairman of the boards of directors of United Insurance Holdings Corp. and its predecessor company FMG Acquisition Corp., NASDAQ listed companies, from 2007 through 2012. He holds a Master of Management degree from Northwestern University's Kellogg School of Management as well as a Bachelor of Arts degree from Cornell University. Mr. Pratt's education, background and experience qualify him for his role with Atlas. Mr. Pratt has evaluated financial statements for more than 50 insurance companies and/or their holding company parents. Such evaluations include companies' uses of accounting estimates, accruals and provisions. Mr. Pratt has made investment decisions and offered his opinion to company management teams based upon his evaluations concerning financial statements, which cover a wide range of complexity and accounting issues. Additionally, from his service as a member of certain boards of directors, he has an understanding of internal controls and procedures for financial reporting for insurance companies and/or insurance holding company parents.
Jordan Kupinsky
Mr. Kupinsky has been a director of Atlas since December 21, 2009. Mr. Kupinsky has been the President of Justley Capital Corporation, a private investment and advisory firm, since September 2016. He is also the Chairman of the Board of Directors of Concordia International Corp. From April 2008 through September 2016 Mr. Kupinsky was a partner with JJR Private Capital. For part of that time (January 2011 through July 2014), Mr. Kupinsky was also Managing Director with Windsor Private Capital, a private merchant banking firm. Mr. Kupinsky was a Vice President at Greenhill & Co., an independent global investment banking firm, listed on the NYSE, focused on mergers and acquisitions and financial restructuring from March 2006 to May 2008. Prior to joining Greenhill, Mr. Kupinsky held the positions of Vice President of Corporate Development and General Counsel at Minacs Worldwide Inc., a publicly traded company on the TSX from July 2002 to February 2005. Mr. Kupinsky began his career practicing corporate securities law at Torys LLP in Toronto (from 1997 to 1999) and was also an investment banking associate at Houlihan Lokey Howard & Zukin from 1999 to 2002. He holds a joint MBA and JD degree from the Schulich School of Business and Osgoode Hall Law School at York University. Mr. Kupinsky has served as a director of both private and public companies, including having served as a director of Perk Inc. from November 2014 through January 2017, Xceed Mortgage Corporation from May 2012 through July 2013 when the sale of Xceed to MCAN Mortgage Corporation was completed. He has also served as director of the following TSXV publicly traded entities: WB II Acquisition Corporation, a capital pool company, from February 2012 through July 2013, WB III Acquisition Corporation, a capital pool company, from June 2013 through December 2014, Ferrum Americas, an iron ore exploration company, from June 2010 to July 2011, and J5 Acquisition Corporation, a capital pool company, from July 2009 through July 2011. Mr. Kupinsky's education, background and experience qualify him for his role with Atlas. Mr. Kupinsky has experience in financial statement review with both public and private companies. His direct experience includes securities law, financial analysis and corporate governance.
John T. Fitzgerald
Mr. Fitzgerald has been a director of Atlas since May 2, 2013 and also currently serves as director of Itasca Capital Ltd., an advisory and investment firm specializing in the insurance industry, and has since June 2016, and Kingsway since April 2016. Mr. Fitzgerald currently serves as President and Chief Operating Officer of Kingsway and Managing Director of Argo Management Group, LLC (“Argo”). Mr. Fitzgerald co-founded Argo, a private equity investment partnership in July 2002. Argo was subsequently sold to Kingsway in April 2016. In his capacity at Kingsway and Argo, Mr. Fitzgerald has had extensive transactional and operating experience in their acquired companies, which included extended warranty, insurance, consumer products manufacturing, marketing and distribution operations. He has significant experience in the development and implementation of management tools, values, and practices that incorporate lean operations and continuous improvement. Mr. Fitzgerald also serves as a member of the board of Progressive Bronze Products, LLC, a privately-held manufacturer of metal goods. Prior to Argo, Mr. Fitzgerald was managing director of Adironadack Capital, LLC, a financial futures and derivatives trading firm from August 2000 to December 2004. He was previously Chairman and Chief Executive Officer of Hunter MFG, LLP, a manufacturer and distributor of sports licensed consumer products, from December 2005 to December 2016, and from November 2010 to August 2015, respectively. He was a seat-owner on the Chicago Board of Trade from 1998 to 2004. Mr. Fitzgerald is an MBA graduate of Northwestern University’s Kellogg School of Management with concentrations in Finance, Accounting, and Management Strategy. He holds a Bachelor of Science degree in Finance from DePaul University with highest honor, Beta Gamma Sigma. Mr. Fitzgerald’s education, background and experience qualify him for his role with Atlas.

Walter Walker
Mr. Walker served as a Vice President in Goldman, Sachs & Co.’s Private Client Services group from 1987 through 1994. In April 1994, Mr. Walker formed Walker Capital, Inc., a San Francisco based money management firm. In September 1994, Mr. Walker became President and General Manager of the Seattle SuperSonics. In addition to being a minority owner, he served as Chief Executive Officer and President of the Seattle Sonics and Storm from 2001 until their sale in 2006. In his seven years as General Manager, the Sonics had the third best winning percentage (65.1%) in the NBA and won the Western Conference Championship in 1996. During his entire tenure as an executive, the Sonics had the fifth best winning percentage in the NBA and the Storm won the WNBA title in 2004. In late 2007, he formed Hana Road Capital LLC, an equity investment fund, where he remains as its owner and Chief Investment Officer.

Mr. Walker graduated from the University of Virginia in 1976 as an Academic All-American with a BA in Psychology. In 2001 he was named as one of six recipients of the NCAA Silver Anniversary Scholar- Athlete Awards and is currently a member of the NCAA Honors Committee. He received his Masters of Business Administration from Stanford University Graduate School of Business in 1987. He became a Chartered Financial Analyst (CFA) in 1992. He served on the Board of Visitors, at the University of Virginia from 1997 - 2001.

Since 2005, Mr. Walker has been a member of the Advisory Council of Stone Arch Capital, a Minneapolis based private equity firm. Since 2015, he has served as an independent trustee and Chair of the Audit Committee at Smead Capital Management, a Seattle based mutual fund. He has previously served on the boards of multiple public companies and non-profits. His experience as an independent director, executive, investor and representative of shareholder interests qualifies him to be a director of Atlas Financial.

CORPORATE GOVERNANCE PRACTICES AND CODE OF ETHICS

Board Leadership Structure and Risk Oversight
Currently, Gordon Pratt serves as the Chairman of the Board and Scott Wollney serves as our President & Chief Executive Officer. Separating the positions of Chief Executive Officer and Chairman of the Board allows the Corporation’s Chief Executive Officer to focus on day-to-day leadership and the Corporation’s performance, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice and oversight to management. The Board does not have a policy as to whether the Chairman of the Board should be a non-management director or a member of management. The Board recognizes that no single leadership structure is right for all companies and, depending on the circumstances, other leadership structures might be appropriate. The Board believes, however, that the current leadership structure is effective and appropriate, allows for a separation of oversight between management and non-management, provides an experienced Chairman with whom the Chief Executive Officer can discuss issues facing us, and gives a significant voice to non-management directors.
Board Meetings
During the fiscal year ended December 31, 2017, there were 11 meetings of the Board, and each director attended at least 75% of all meetings of the Board and the committees (if he was a member), with the exception of Mr. Larry Swets, who attended 36% of all meetings of the Board and the committees (if he was a member). Mr. Swets retired from the Atlas Board of Directors effective January 2, 2018. All of the directors, with the exception of Mr. Kupinsky, attended the 2017 annual general meeting of Shareholders. The Corporation expects Board members to attend all meetings of the Board, of the Board committees of which they are a member, and the annual general meeting of Shareholders.
Determination of Independence of Directors and Nominees for Election
Directors are considered independent if they are not an executive officer or employee of the Corporation and have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
There are five directors on the Board, of which four are independent directors for purposes of Rule 5605(a)(2) of the NASDAQ Capital Market (“NASDAQ”). Scott Wollney is not independent, as he is a member of our management. If all five management nominees are elected as directors at the Meeting, a majority of the Board will be independent.

Committees of the Board
The Board has four standing committees to assist it in carrying out its duties. The standing committees are: (i) Audit Committee; (ii) Compensation Committee; (iii) Investment Committee; and (iv) Nominating and Corporate Governance Committee.
(i) Audit Committee
The Audit Committee is elected annually at the first meeting of the Board held after our annual general meeting of Shareholders. The Audit Committee meets quarterly with our external auditors. During the fiscal year ended December 31, 2017, the Audit Committee met 9 times.
During 2017, the Audit Committee is comprised of Jordan Kupinsky (Chairman), Gordon Pratt and John Fitzgerald. On January 23, 2018, Walter Walker replaced Gordon Pratt on the Audit Committee. Each member of the Audit Committee is independent under NASDAQ Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act and meets the financial literacy requirements of the NASDAQ rules.
The Board has determined that Mr. Kupinsky, Mr. Pratt, Mr. Fitzgerald, and Mr. Walker, because of their accounting and financial management expertise discussed above in the section captioned “Director Business Experience” under the heading Election of Directors, are all considered “audit committee financial experts” as that term is defined under the Exchange Act and, accordingly, that at least one audit committee financial expert is serving on the Corporation’s Audit Committee.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The principal responsibilities of the Audit Committee include: (i) performing our external audit function, including the qualifications, independence, appointment and oversight of the work of the external auditors; (ii) ensuring that we meet our accounting and financial reporting requirements and that we report our financial information to the public; (iii) making certain that we are in compliance with all legal and regulatory requirements relating to our oversight responsibilities; (iv) drafting our risk management policies; and (v) overseeing our system of internal controls and management’s information systems.
Audit Committee Report
The Audit Committee reviews the Corporation’s annual and quarterly financial statements, oversees the annual audit process, and internal accounting controls, and the resolution of issues identified by the Corporation’s auditors and recommends to the Board the firm of independent auditors to be appointed and ratified by the Shareholders at the next annual meeting of Shareholders. Management is responsible for the Corporation’s financial statements and reporting process, including the Corporation’s system of internal controls.
The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements with US Generally Accepted Accounting Principles (US GAAP). The Audit Committee reports as follows:

•	The Audit Committee reviewed and discussed with management the Corporation’s 2017 audited financial statements;

•
The Audit Committee discussed with the Corporation’s independent registered public accounting firm, BDO, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communicating with Audit Committees, as amended, which include matters related to the conduct of the audit of the Corporation’s financial statements;

•
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm its independence from the Corporation; and

•
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the Corporation’s 2017 audited financial statements, including management’s discussion and analysis of the Corporation’s financial condition and results of operations, be included in the 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Audit Committee
Jordan Kupinsky, Walter Walker, John Fitzgerald

(ii) Compensation Committee
The Compensation Committee is comprised of Jordan Kupinsky (Chairman), Gordon Pratt and John Fitzgerald. Each member of the Compensation Committee is independent. We are currently in compliance with NASDAQ Rule 5605(d)(2)(A), which requires a compensation committee be comprised of at least two members, each of whom must be an independent director. The Compensation Committee met 1 time during the fiscal year ended December 31, 2017.
The Compensation Committee oversees our remuneration policies and practices. The principal responsibilities of the Compensation Committee include: (i) periodically reviewing and advising the Board concerning the Corporation’s overall compensation philosophy, policies and plans; (ii) reviewing and making recommendations to the Board regarding all compensation of the Corporation’s chief executive officer and all other executive officers and director compensation; and (iii) administering the Corporation’s incentive compensation plans and approving grants of options and other equity awards to all executive officers and directors under such plans.
The Compensation Committee reviewed executive compensation with management in the course of the 2018 budgeting process. As set forth in the Compensation Committee's charter, the Compensation Committee may delegate the day-to-day administration of the Corporation's equity compensation plans to one or more officers and employees of the Corporation or an affiliate thereof. Authority was extended to management within the approved budget for compensation. Mr. Wollney, in consultation with the Compensation Committee, set the executive compensation for the named executive officers other than Mr. Wollney.
During the year ended December 31, 2017, the Compensation Committee and the Board engaged Meridian Compensation Partners, LLC ("Meridian") for the purposes of analyzing director compensation.  Meridian was tasked to compare the relative ranking among the Company and 10 peer companies based on the most recently available public data as of October 1, 2017 and also considered broader compensation data from the NACD’s 2016-2017 Director Compensation Report.  Total compensation amounts and structure for the director positions were evaluated, including the following publicly available components of pay: director fees, chairman stipends, committee member fees, equity compensation and long-term incentives. As part of this analysis, Meridian outlined adjustments to more closely align the Company’s director compensation to the peer group.
(iii) Investment Committee
The Investment Committee was comprised of Larry Swets, Jr. (chairman), Jordan Kupinsky and Scott Wollney and met 4 times during the fiscal year ended December 31, 2017. Upon Mr. Swets retirement from the Board, Mr. Walker was appointed as the new chairman of the Investment Committee.
The primary purpose of the Investment Committee is to ensure a prudent investment framework for the management of the invested assets of the Corporation and its subsidiary companies. An investment policy and framework was recommended by the Investment Committee and adopted by the Board of Directors. The Investment Committee maintains the responsibility to ensure compliance with this policy by the Corporation and any external managers appointed by it. In addition, the committee shall review the policy and recommend changes to the Board as the requirements of the company change and/or market instruments become acceptable to the objectives of the Corporation. A limited authority to make investment decisions consistent with the intent of the Corporation's policy, but falling outside of pre-determined guidelines, is delegated to the Investment Committee to facilitate timely investment evaluation and decision making. All investments are evaluated on a quarterly basis by the Board of Directors.
(iv) Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee was comprised of John Fitzgerald (chairman), Jordan Kupinsky and Larry Swets, Jr. Upon his retirement from the Board, Mr. Swets was replaced by Mr. Walker on the Nominating and Governance Committee.
We are currently in compliance with NASDAQ Rule 5605(e), which requires a nominating and corporate governance committee to be comprised of independent directors. The Nominating and Corporate Governance Committee met 4 times during the fiscal year ended December 31, 2017.

The Nominating and Corporate Governance Committee oversees our approach to corporate governance matters. The principal responsibilities of the Nominating and Corporate Governance Committee include: (i) monitoring and overseeing the quality and effectiveness of our corporate governance practices and policies; (ii) considering nominees for our independent directors; (iii) planning for the succession of our directors and executive officers, including appointing, training and monitoring senior management to ensure that the Board and management have appropriate skills and experience; and (iv) administering the Board’s relationship with our management.
The Corporation receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and Shareholders. Any such nominations, together with appropriate biographical information, should be submitted to us in accordance with our policies governing submissions of nominees discussed below. Any candidates submitted by a Shareholder or Shareholder group are reviewed and considered in the same manner as all other candidates. Qualifications for consideration as a board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting us, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Corporation matters. The Nominating and Corporate Governance Committee seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to us and our Shareholders, though we do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The independent directors, in addition to any other Board members as may be desirable, evaluate potential nominees, whether proposed by Shareholders or otherwise, by reviewing their qualifications, reviewing results of personal and reference interviews and reviewing such other information as may be deemed relevant. Potential director nominees are identified through a process by which existing directors consider experience and skills that a new director should possess as identified by the Nominating and Corporate Governance Committee in conjunction with the full Board. Each potential nominee is first interviewed by the Chairman of the Nominating and Corporate Governance Committee, and candidates deemed qualified are then interviewed by each of the directors of the Corporation. Discussion regarding qualified potential nominees is undertaken following these interviews to finalize the nomination process.
Candidates whose evaluations are favorable are then recommended by the Nominating and Corporate Governance Committee for selection by the full Board. The Board then selects and recommends candidates for nomination as directors for Shareholders to consider and vote upon at the annual meeting.
Each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee has a written charter. The Corporation’s Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter are available, free of charge, on the Corporation’s website at www.atlas-fin.com under the “Investor Relations-Corporate Governance” link. The Corporation will also provide copies of these documents, free of charge, to any Shareholder upon written request to the Corporation’s Chief Executive Officer, Scott Wollney, 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
Code of Business Conduct and Ethics
We have a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure of financial information in our public filings and communications and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics is posted on our website at www.atlas-fin.com under "Investor Relations-Corporate Governance". A written copy is available to Shareholders, free of charge, upon written request to us, to the attention of Scott Wollney.
2017 Director Compensation
During the fiscal year ended December 31, 2017, we paid cash compensation for services rendered to the non-employee directors of our Board, and we reimbursed the out-of-pocket expenses of our directors incurred in connection with attendance at or participation in meetings of the Board. With respect to non-employee directors, a combination of equity and cash is provided to reflect a focus on both (i) long-term performance and shareholder value and (ii) compensation for the Board’s continuing oversight and corporate governance role.

Each non-employee, independent director receives an annual cash retainer of $55,000. The Chairman of the Board receives an additional $20,000 retainer. The chair of the Audit Committee receives an additional $10,000 retainer for his service as a committee chair.
The following table shows the compensation earned by directors for the most recently completed fiscal year. Named Executive Officers who also act as our directors do not receive any additional compensation for services rendered in such capacity, other than as paid by us to such officers in their capacity as officers and other than the stock awards granted to Mr. Wollney as part of the Director Stock Matching Program. See “Summary Compensation Table” for information regarding the compensation paid to our Named Executive Officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (4)	Total Compensation ($)
Gordon Pratt (1)	$75,000	$100,008	$175,008
Jordan Kupinsky (2)	$65,000	$100,008	$165,008
Larry Swets, Jr. (1)	$55,000	$100,008	$155,008
John T. Fitzgerald (2)	$55,000	$—	$55,000
Walter Walker	$30,250	$—	$30,250
Scott Wollney (3)	$—	$100,008	$100,008
Notes:

(1)
As of December 31, 2017, each of Mr. Pratt and Mr. Swets had an aggregate of 14,816 stock awards outstanding, subject to vesting per the Director Stock Matching Program, and 27,195 option awards outstanding.

(2)
As of December 31, 2017, each of Mr. Kupinsky and Mr. Fitzgerald had an aggregate of 14,816 stock awards outstanding, subject to vesting per the Director Stock Matching Program, and no option awards outstanding.

(3) As of December 31, 2017, Mr. Wollney had an aggregate of 14,816 stock awards outstanding, subject to vesting per the Director Stock Matching Program. Mr. Wollney also had an aggregate of 154,500 option awards outstanding as of December 31, 2017 and 80,000 restricted ordinary share awards received solely for his services as an executive officer and not for his services as a director, as disclosed in "Outstanding Equity Awards at 2017 Fiscal Year End".

(4)
Stock Awards consist of stock vested as part of the Director Stock Matching Program. The shares and units were issued on February 28, 2014 to each Director provided that they purchased at least $100,000 during a defined time period in 2013. The shares and units vest 20% on each anniversary of the grant date, provided that (i) the director has maintained ownership of the up to $100,000 investment made to qualify for the award; (ii) his service is continuous from the Grant Date through the applicable date upon which vesting is scheduled to occur; and (iii) he has, as of the date upon which vesting is scheduled to occur, not indicated that he will not be submitting his name for re-election as a director of the Corporation. Based on his tax election at the time of grant, the vesting of Mr. Fitzgerald's stock awards are not considered income in the vesting year.

Shareholder Nominations for Directors
A Shareholder wishing to nominate a candidate for election to the Board at any annual meeting at which the Board has determined that one or more directors will be elected shall submit a written notice of his, her or its nomination of a candidate to Atlas’ executive offices, 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, Attention: Scott Wollney. The submission must be received at the Corporation’s principal executive offices within the time frame set forth in the “Shareholder Proposals” section of this Proxy Statement.
In order to be valid, a Shareholder’s notice must set forth (i) the name and address of the Shareholder, as they appear on the Corporation’s books, as well as the Shareholder’s business address and telephone number and residence address and telephone number; (ii) the class and number of shares of the Corporation which are beneficially owned by the nominating Shareholder; (iii) the name, age, business address and residence address of each nominee proposed in the notice; (iv) any relationship of the nominating Shareholder to the proposed nominee; (v) the principal occupation or employment of the nominee; (vi) the class and number of shares of the Corporation’s stock beneficially owned by the nominee, if any; (vii) a description of all arrangements or understandings between the Shareholder and each nominee and any other persons pursuant to which the Shareholder is making the nomination; and (viii) any other information required to be disclosed in solicitations of proxies for election of directors or information otherwise required pursuant to Regulation 14A under the Exchange Act, as amended, relating to any person that the

Shareholder proposes to nominate for election as a director, including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
Communications with Board of Directors
Shareholders who wish to send communications on any topic to any member of the Board should address such communications to Atlas at 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, Attention: Scott Wollney. All communications will be forwarded to the Board, individual director, or group of non-employee directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
Executive Officers
The following table sets forth certain information regarding Atlas’ and its insurance subsidiaries’ executive officers:

Name	Age	Date First Appointed	Current Position
Scott Wollney	49	December 31, 2010	President, Chief Executive Officer and Director
Paul Romano	56	December 31, 2010	Vice President and Chief Financial Officer
Leslie DiMaggio	49	December 31, 2010	Vice President, Operations & IT
Bruce Giles	59	December 31, 2010	Vice President, Underwriting
Joseph Shugrue	54	December 31, 2010	Vice President, Claims
Biographical information for each of the officers is set out below, except for Scott Wollney, President & Chief Executive Officer, whose biographical information is contained in the section captioned “Director Business Experience” under the heading Election of Directors of this Proxy Statement. None of the below officers serve as directors for any other reporting issuers.
Paul Romano
Mr. Romano has been our Vice President and Chief Financial Officer since December 31, 2010. From March 2010 until that time, he served as Vice President and Treasurer of KAI, prior to which he was the Vice President, Data Management of Lincoln General Insurance Company, a property and casualty insurance company, from October 2008 to March 2009. From 2002 through 2008, he held various Vice President and Director positions with American Country Insurance Company, a property and casualty insurance company, which became a subsidiary of the Corporation on December 31, 2010, and its affiliates. Mr. Romano holds a Certified Public Accountant designation in the State of Illinois. He received a Master of Business Administration degree from the Northwestern University's Kellogg School of Management in 1996 and a Bachelor of Science, Accounting, from the University of Illinois in 1984.
Leslie DiMaggio
Ms. DiMaggio has been our Vice President, Operations & IT since December 31, 2010. Ms. DiMaggio was previously the Vice President, Information Technology for Kingsway from November 2008 to June 2010, prior to which she was the President, Chief Executive Officer and Chief Operations Officer of Southern United Fire Insurance Company, a property and casualty insurance company, from April 2007 to November 2008. From 2000 until 2008, she held other executive positions at KAI. Prior to that, she worked at other specialty insurance companies.
Bruce Giles
Mr. Giles has been our Vice President, Underwriting since December 31, 2010. Mr. Giles was previously Assistant Vice President of Commercial Underwriting for KAI, with whom he held various positions from December 2003 to June 2010. From 1981 to 2003, he held various positions with Allstate Insurance Group, CIGNA and other insurance companies.
Joseph Shugrue
Mr. Shugrue has been our Vice President, Claims since December 31, 2010. Mr. Shugrue previously held various senior management positions from March 1, 2004 to December 31, 2010 with KAI and American Service Insurance Company, which became a subsidiary of the Corporation on December 31, 2010. Prior to that time, he held positions with other specialized insurance businesses beginning in October 1986.

EXECUTIVE COMPENSATION

Executive Compensation
Compensation for executive officers is reviewed annually by the Compensation Committee. Current compensation was set based on the following criteria: (i) our size and scale; (ii) nature of our strategic objectives; and (iii) each executive’s role and responsibility. Industry data (such as surveys compiled by Towers Watson and the Property and Casualty Insurers Association for the property & casualty insurance industry), past paid consultant reports, as well as the potential for incentive compensation are taken into consideration in the regular evaluation of base salary.
The current frequency of the advisory vote regarding the Corporation's approach to executive compensation is every three years, and the next such vote shall occur at the Corporation's 2019 annual meeting.
Employment agreements were executed with our executives in 2011 with an initial effective term of January 1, 2011 through December 31, 2012 and subsequent annual terms commencing January 1, 2013. These agreements provide for compensation based on a combination of base salary and incentive compensation. Incentive compensation paid in 2016 was based primarily on our achieving certain financial and operational objectives, such as the successful expansion into new states and the establishment of significant new agent relationships (“cornerstone agents”) during 2015. Incentive compensation amounts paid in 2016 are shown in the Summary Compensation Table under the heading “Bonus.” No incentive compensation was earned during 2017 or 2016. Incentive compensation in subsequent years will be based on a combination of financial results and the achievement of strategic objectives, as determined by the Compensation Committee of the Board. Final determination of incentive compensation is subject to approval by the Board. Return on equity is a primary metric utilized in evaluating such results. See also “Employment Agreements with Named Executive Officers” below.
Employment Agreements with Named Executive Officers
Employment agreements were executed in 2011 with our Named Executive Officers with an initial effective term of January 1, 2011 through December 31, 2012 and subsequent annual terms commencing January 1, 2013. The key terms of such employment agreements include:

(a)	employment being “at-will” and, subject to the severance and post-termination obligations described below, the employment agreement being terminable by either party at any time;

(b)	an annual base salary as set out in the table under the heading “Summary Compensation Table”;

(c)
the executive being entitled to participate in such employee benefit plans as we shall approve, including retirement plans, paid vacation and sick days/paid time off, disability plans, our Stock Option Plan, our Equity Incentive Plan, or such other plans as may be offered from time to time; and

(d)	severance payments and post-termination obligations as further described below under “Termination and Change of Control Benefits”.

Summary Compensation Table
The following table sets forth information concerning the total compensation for each of the Named Executive Officers during each of the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total Compensation ($)
Scott Wollney President, Chief Executive Officer and Director	2017	$450,000	$—	$100,008	$—	$32,703	$582,711
	2016	$446,899	$380,000	$133,104	$—	$29,510	$989,513
Paul A. Romano Vice President and Chief Financial Officer	2017	$254,808	$—	$—	$—	$31,833	$286,641
	2016	$260,648	$220,000	$—	$—	$23,150	$503,798
Leslie DiMaggio Vice President, Operations & IT	2017	$239,685	$—	$—	$—	$13,665	$253,350
	2016	$228,822	$210,000	$—	$—	$7,954	$446,776
Notes:
(1) Mr. Wollney's Stock Awards for 2017 and 2016 are pursuant to the Director Stock Matching Program described under "Director Compensation" as compensation for his services as a director. The value of the stock awards consists of 7,408 shares which vested at the market price on February 28, 2017 and 2016, respectively.

(2) Includes company contributions to 401(k) plan, employee stock purchase plan and annual car allowance.

Stock Option Plan
On January 3, 2011, we adopted a 10% rolling stock option plan ("Stock Option Plan") in order to advance our interests by providing certain “Eligible Persons” (any employee, officer, director, or consultant who is approved for participation in the Stock Option Plan by the Compensation Committee) with incentives. In connection with completion of the offering of our Voting Shares in February 2013, the Compensation Committee of the Board performed a review of our executive and director compensation, including our Stock Option Plan. This review included, among other considerations, comparisons to industry data, including the executive and director compensation programs of other publicly traded property and casualty insurance companies. As a result, our executive compensation and director compensation was increased to bring us in line with other public companies in our industry. These changes included a new Equity Incentive Plan. See “Equity Incentive Plan” below.
Prior to the adoption of the Equity Incentive Plan, the Stock Option Plan provided for the granting of options to purchase Voting Shares to Eligible Persons. Options were granted at the discretion of the Compensation Committee in such number determined at the time of grant, subject to the limits set out in the Stock Option Plan. The number of Voting Shares issuable under the Stock Option Plan was limited to not more than 10% of the number of Voting Shares that were issued and outstanding as of the date of the grant of an option. Any increase in the issued and outstanding Voting Shares would have resulted in an increase in the available number of Voting Shares issuable under the Stock Option Plan, and any exercises of options or expirations or terminations of options would make new grants available under the Stock Option Plan.
The exercise price of all options was established by the Compensation Committee at the time of grant, provided that the exercise price would not be less than the market price of the Voting Shares on the date of grant. Under the Stock Option Plan, market price was equal to the volume weighted average trading price of the Voting Shares on the NASDAQ (the principal stock exchange on which the Voting Shares are listed for trading) for the five trading days immediately preceding the date on which the option is granted. The expiry of options was also established by the Compensation Committee at the time of the grant, provided that the options have a maximum term of ten years. The Compensation Committee determined when any option will become exercisable and whether the option will be exercisable in installments or pursuant to a vesting schedule. In the event of a change of control, vesting may be accelerated.
As of the date of this Proxy Statement, we had 27,195 outstanding options at an average exercise price of C$6.00 per Voting Share and 375,000 outstanding options at an average exercise price of $17.01 per Voting Share.

Equity Incentive Plan
In the second quarter of 2013, a new Equity Incentive Plan was approved by Shareholders at our annual general meeting. As of such date, Atlas ceased to grant new stock options under the existing Stock Option Plan discussed above. The Equity Incentive Plan is a new securities based compensation plan pursuant to which Atlas may issue restricted shares, restricted units, stock options and other forms of equity incentives to eligible persons as part of their compensation. The Equity Incentive Plan is considered an amendment and restatement of the Stock Option Plan, although outstanding stock options issued pursuant to the Stock Option Plan will continue to be governed by the terms of the Stock Option Plan.
On March 12, 2015, Atlas granted 200,000 restricted Ordinary Shares and options to purchase 200,000 Voting Shares under the Equity Incentive Plan, all of which were granted to the Corporation’s officers. The awards vest in five equal annual installments of 20%, provided that an installment shall not vest unless an annual performance target based on book value growth equal to an annual 15% return on average equity is attained. In the event the performance target is not met in any year, the 20% installment for such year shall not vest, but such unvested installment shall carry forward and can vest in future years (up to the fifth year from the date of grant), subject to achievement in a future year of the applicable cumulative performance target expected through such year. The options have an exercise price of $20.29 per share and expire on March 12, 2025. In the event of a change of control, vesting may be accelerated.
Outstanding Equity Awards at 2017 Fiscal Year End
The following table sets forth all equity awards held by the Named Executive Officers that were outstanding at the end of the most recently completed fiscal year.

Outstanding Equity Awards as at December 31, 2017
		Option Awards (3)				Stock Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Scott Wollney President, Chief Executive Officer and Director	February 28, 2014	—	—	—	—	14,816	$304,469
	March 6, 2014	54,500	—	$13.26	March 6, 2024
	March 12, 2015	20,000	80,000	$20.29	March 12, 2025			80,000	$1,805,000
Paul A. Romano Vice President and Chief Financial Officer	March 6, 2014	35,000	—	$13.26	March 6, 2024
	March 12, 2015	5,000	20,000	$20.29	March 12, 2025			20,000	$411,000
Leslie DiMaggio Vice President, Operations & IT	March 6, 2014	28,500	—	$13.26	March 6, 2024
	March 12, 2015	5,000	20,000	$20.29	March 12, 2025			20,000	$411,000

(1)
The March 6, 2014 grants vest equally on the first, second and third anniversary dates of the grant date. The March 12, 2015 grants vest 20% equally on the first, second, third, fourth, and fifth anniversary pending a return on equity as described in the Equity Incentive Plan section of this Proxy Statement.

(2) The February 28, 2014 Stock Awards vest 20% on each anniversary of the grant date. The March 12, 2015 Stock Awards vest 20% equally on the first, second, third, fourth, and fifth anniversary pending a return on equity as described in the Equity Incentive Plan section of this Proxy Statement.

(3) Vesting of stock awards under the Director Stock Matching Program (in the case of Mr. Wollney) and the Equity Incentive Plan (in the case of all Named Executive Officers and other members of the Company’s executive team) resulted in tax related reimbursement obligations to the Company.  These obligations, as well as obligations under personal loans of certain members of the Company’s executive team, were due in the fourth quarter of 2017.  These obligations were funded by the exercise of vested stock options and the subsequent sale of Company stock received in connection with such exercises.
Pension Plan Benefits
We do not currently maintain any pension or retirement plans that provide for payments or benefits at, following, or in connection with retirement.
Termination and Change of Control Benefits
We are party to employment agreements effective January 1, 2011 with the Named Executive Officers pursuant to which, if we terminate the executive without Cause (as defined in the employment agreement), or the executive’s employment is terminated in connection with a Change of Control (as defined in the employment agreement), the executive will be entitled to certain payments and benefits as set out below.

If terminated without Cause:	Continuation of base salary for: (1)	Lump-sum payment equal to:	Continuation of employee health benefits covered under COBRA for: (1) (2)
2017	12 months	Most recently awarded bonus	12 months
2016	12 months	Most recently awarded bonus	12 months
Notes:

(1)	The continuation of base salary and COBRA benefits will cease on the first of the month immediately following the date on which the executive becomes employed by a subsequent employer.

(2)	Continuation coverage will continue for the period set forth in this column, or the maximum period of time allowed by law, if shorter.
If, after a Change of Control (as defined in the employment agreement), the executive maintains employment with us (or our successor) for at least 180 days, the executive may terminate his employment at will and will be entitled to certain severance payments and post-termination benefits. Such payments and benefits shall mirror the payments and benefits that would have been in effect had we terminated the executive’s employment without Cause on such date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS & EXECUTIVE OFFICERS
The following table sets forth information concerning the beneficial ownership of the Voting Shares and held on April 13, 2018 by (i) each person known to us to own beneficially more than 5% of the total issued and outstanding Voting Shares, (ii) each of our directors and director nominees, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.
The options included in the below beneficial ownership table are exercisable within 60 days of April 13, 2018. Unless otherwise indicated, each person has sole voting and investment power over the shares listed.

Name and Address of Beneficial Owner	Number of Voting Shares Owned (1)(2)	Percentage of Total Outstanding Voting Shares (1)(2)
5% Beneficial Owners
Ariel Investments, LLC (3) 200 E. Randolph Street, Suite 2900 Chicago, IL 60601	1,329,307	11.1%
Wellington Management Group LLP (4) 280 Congress Street Boston, MA 02210	1,185,218	9.9%
Wasatch Advisors, Inc. (5) 505 Wakara Way Salt Lake City, UT 84108	772,241	6.5%
Executive Officers and Directors
Gordon Pratt (6)	442,817	3.7%
Scott Wollney (7)	414,467	3.5%
Jordan Kupinsky	68,760	0.6%
John Fitzgerald	48,354	0.4%
Walter Walker	388,193	3.3%
Larry Swets, Jr. (8)	—	—%
Paul Romano (7)	117,250	1.0%
Leslie DiMaggio (7)	110,256	0.9%
All Directors and Executive Officers as a Group (9 individuals)	1,804,804	15.1%

Notes:

(1)
As of April 13, 2018, there were 11,936,970 Voting Shares outstanding. Included in the shares above are the following convertible securities, exercisable within 60 days of April 13, 2018, that are deemed to be beneficially owned by the persons holding them for the purpose of computing that person’s percentage ownership: Gordon Pratt (managed through Atlas Investors LLC, see (6) below) holds 27,195 options; Scott Wollney holds 74,500 options; Jordan Kupinsky holds 7,408 restricted stock units; Paul Romano holds 40,000 options; and Leslie DiMaggio holds 33,500 options. The shares underlying these convertible securities are not treated as outstanding for the purpose of computing the percentage beneficial ownership of any other person.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of a vested option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares outstanding on the Record Date.

(3) The Schedule 13G/A filed by Ariel Investments, LLC, an investment adviser, on April 9, 2018 states that as of March 18, 2018, it has sole power to vote 1,157,432 Voting Shares and sole power to dispose of 1,329,307 Voting Shares.

(4)
The Schedule 13G/A filed by Wellington Management Group LLP, a parent holding company, on February 8, 2018 states that as of December 29, 2017, it has shared power to vote 890,659 Voting Shares and shared power to dispose of 1,185,218 Voting Shares. Such schedule also identifies Wellington Group Holdings LLP, a holding company with shared power to vote 890,659 Voting Shares and shared power to dispose of 1,185,218 Voting Shares; Wellington Investment Advisors Holdings LLP, a holding company with shared power to vote 890,659 Voting Shares and shared power to dispose of 1,185,218 Voting Shares; and Wellington Management Company LLP, an investment advisor with shared power to vote 867,986 Voting Shares and shared power to dispose of 1,080,920 Voting Shares as subsidiaries which acquired the security being reported on by the parent holding company. Such schedule also identifies Wellington Trust Company, NA as the only client of the investment advisers named in such schedule that has such right and power with respect to more than five percent of the Voting Shares. Wellington Trust Company, NA, a bank acting in its capacity as investment adviser, filed a separate Schedule 13G/A on February 8, 2018 stating that as of December 29, 2017, it has shared power to vote 773,422 Voting Shares and shared power to dispose of 773,422 Voting Shares.

(5)
The Schedule 13G filed by Wasatch Advisors, Inc., an investment adviser, on February 14, 2018 states that as of December 31, 2017, it has sole power to vote 772,241 Voting Shares and sole power to dispose of 772,241 Voting Shares.

(6)
Mr. Pratt holds 415,622 Voting Shares which are held either directly or through Atlas Investors LLC, of which Mr. Pratt is a Managing Member. In July 2016, 110,255 of the Voting Shares held through Atlas Investors LLC were pledged as security for a loan due July 2019. At the time the loan was made, such shares were worth 200% of the principal and interest that would be due at the time of the loan's maturity. Atlas Investors LLC is required to post additional collateral should the value of its current collateral fall below 150% of the principal and interest that would be due at the time of the loan's maturity. Under certain circumstances, the holder of the pledged Voting Shares has the right to sell the Voting Shares in order to satisfy any amount outstanding under the loan. As of April 13, 2018, no additional collateral has been required and no sale of the pledged Voting Shares has occurred.

(7)	As of April 13, 2018, Scott Wollney had 146,917 Voting Shares, Paul Romano had 14,530 Voting Shares and Leslie DiMaggio had 14,488 Voting Shares pledged as security for personal loans.

(8)	As of January 2, 2018, Larry Swets, Jr., retired from the Atlas Board of Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
The Board is submitting the selection of BDO USA, LLP ("BDO") as our independent auditor for the fiscal year ended December 31, 2018 to the Shareholders for ratification. Although Shareholder action on this matter is not required, the Board believes it is good corporate practice to seek shareholder ratification of its selection. If the selection is not ratified, the Audit Committee will consider whether it is appropriate (without obligation) to select another public accounting firm. A representative of BDO will attend the Meeting telephonically, may make a statement if he or she so desires, and will be available to respond to appropriate questions from shareholders.
Fees
The aggregate fees billed by the Corporation’s external auditors for the financial years ending December 31, 2017 and December 31, 2016, are set out in the table below.

Financial Year Ending	Audit Fees (US$)	Audit-Related Fees (US$)	Tax Fees (US$)	All Other Fees (US$)
December 31, 2017	$555,773	Nil	Nil	Nil
December 31, 2016	$523,387	Nil	Nil	Nil
Pre-Approval Policies and Procedures
The Audit Committee has adopted specific policies and procedures for the engagement of non-audit services as described in its charter which is available on the Corporation's website at www.atlas-fin.com in the Corporate Governance section under Investor Relations. The Audit Committee shall approve all audit engagements and pre-approve the provision by the external auditors of all non-audit services, including fees and terms for all audit engagements and non-audit engagements, and in such regard the Audit Committee may establish the types of non-audit services the external auditors shall be prohibited from providing and shall establish the types of audit, audit related and non-audit services for which the Audit Committee will retain the external auditors. The Audit Committee may delegate to one or more of its members the authority to pre-approve non-audit services, provided that any such delegated pre-approval shall be exercised in accordance with the types of particular non-audit services authorized by the Audit Committee to be provided by the external auditor and the exercise of such delegated pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approval. The Audit Committee has reviewed and approved the incurrence of all of the fees described above for 2017 and 2016.

ANNUAL REPORT
All Shareholders of record on the Record Date are currently being sent a copy of Atlas’ 2017 Annual Report, which contains Atlas’ audited financial statements for the fiscal year ended December 31, 2017. Additional information relating to the Corporation is available on EDGAR at www.sec.gov.
Any person who was a Shareholder of Atlas at the close of business on the Record Date may obtain copies of Atlas’ 2017 Annual Report on Form 10-K as filed with the Security and Exchange Commission ("SEC"), without charge, via the Corporation’s website at www.atlas-fin.com or by written request to Atlas at 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, Attention: Scott Wollney.
HOUSEHOLDING
The SEC permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements or annual reports with respect to two or more Shareholders sharing the same address by delivering a single copy of the proxy statement or annual report as applicable, addressed to those Shareholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for Shareholders and cost savings for companies.
Although we do not intend to household for our Shareholders of record, some brokers household our proxy materials and annual reports delivering a single copy of the proxy statement or annual report to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement or annual report, or if you are receiving multiple copies of any such document and wish to receive only one, please notify your broker. Shareholders who currently receive multiple copies of the proxy statement or annual report at their address from their brokers and would like to request “householding” of their communications should contact their brokers. Shareholders of record may request householding, or to discontinue householding and receive a separate copy, which will be promptly sent at no cost, of our proxy materials and annual reports by contacting the Corporation at Atlas Financial Holdings, Inc., 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, Attention: Investor Relations, or by telephone at (847)700-8600.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires Atlas’ officers and directors, and persons who own more than ten percent of a registered class of Atlas’ equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on Atlas’ review of any such reports furnished to the Corporation, it believes that during the year ended December 31, 2017, all of Atlas’ officers and directors and persons who own more than ten percent of a registered class of Atlas' equity securities timely filed their required Section 16(a) reports.
RELATED PERSON TRANSACTIONS
We have established procedures for reviewing transactions between us and our directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures help us evaluate whether any such related party transaction could impair the independence of a director or present a conflict of interest on the part of a director or executive officer.
Our Audit Committee charter specifically requires the Audit Committee to review and approve all related party transactions that are required to be disclosed under Item 404 of Regulation S-K. In addition, our Code of Business Conduct and Ethics requires our directors, executive officers, and all employees to provide full disclosure of the circumstances surrounding any potential conflict of interest and refrain from any related decision making process. Directors and officers must provide this full disclosure to our senior executives and our Audit Committee.

To capture all relevant information with respect to such transactions, we annually require each of our directors and executive officers to complete a Code of Business Conduct and Ethics as well as a Director and Officer Questionnaire that, among other things, elicits information about related party transactions. Our senior executives review the information disclosed in these documents, and review any unique circumstances potentially involving a related party transaction with our Chief Financial Officer, other members of management, and the Audit Committee, as warranted. The Audit Committee, and possibly the full Board, would review any specific fact patterns as required.
As further described below, the Corporation has participated in certain investments with Kingsway, some of which also involve participation by Corporation directors Gordon Pratt and John T. Fitzgerald, and former director, Larry Swets, Jr., (Messrs. Swets and Fitzgerald are also directors and executive offers of Kingsway). We believe that it is beneficial for us to be able to leverage the collective expertise of Kingsway and our directors with respect to the sourcing of certain investments for inclusion in our investment portfolio, especially given the industry experience shared by the parties. The aggregate value of the investments described below make up less than 8.4% of the Corporation's investment portfolio as of December 31, 2017. Under the Corporation's current investment guidelines, other than fixed income ("OTFI") investments (including any related party OTFI investments) may not exceed the lesser of a total of 15% of the Corporation's overall invested assets or 50% of the Corporation's statutory surplus ("Allowable OTFI Allocation"), with no new single investment to represent more than 20% of the Corporation's Allowable OTFI Allocation assets at the time such investment is made. The related party transactions described below are consistent with the Company's current investment guidelines and have been reviewed and approved by both the Investment Committee of the Company's Board of Directors as well as the Audit Committee pursuant to the Corporation's policy on related party transactions described above.
Real Estate Investments. The Corporation and Kingsway have participated in the following transactions involving the acquisition and management of revenue producing real estate:
During 2017, the Corporation, Kingsway and a third party real estate manager made investments in two separate ventures, with each venture acquiring, improving and managing underutilized retail real estate. Total aggregate investment in these two ventures by the three parties was approximately $2.4 million, with Atlas and Kingsway investing approximately $1.3 million and $625,000, respectively, in the ventures. The ventures also obtained third party debt in the amount of $821,000 and $836,000, respectively, to finance the transactions. Total aggregate investment in all four ventures (two investments made prior to 2017 and two made in 2017) by the three parties is approximately $8.4 million, with Atlas and Kingsway investing approximately $5.2 million and $2.4 million, respectively, in all four ventures. These ventures had outstanding third party debt in the amount of $7.5 million during 2017 which was used to finance these transactions. The outstanding third party debt as of March 31, 2018 totaled $7.4 million.
The Corporation and Kingsway have invested in a portfolio of net leased office properties managed by a third party. The Corporation and Kingsway have made aggregate investments of approximately $2.5 million and $9.4 million, respectively, in the properties.
The Corporation and Kingsway have each invested in a company which owns approximately 119.1 acres of land currently developed as a golf course property and which is managed by an entity managed by Mr. Swets, although the management entity is not entitled to any management fees. The Corporation's initially invested an aggregate of approximately $1.9 million in equity and has provided a $400,000 line of credit to the company. During 2017, the Corporation increased the line of credit provided to the company by $1.0 million to an aggregate of $1.4 million. The line of credit bears an interest rate of 3.0% and had a balance of approximately $1.2 million as of April 13, 2018. Kingsway has invested an aggregate of approximately $1.9 million in equity.
Other transactions. In addition to the real estate related transactions described above, the Corporation has also participated in the following transactions:
During 2017, the Corporation had $5.0 million outstanding related to debt investment in 1347 Investors, LLC ("SPAC Sponsor") which was the sponsor of 1347 Capital Corp., a special purpose acquisition company which has since merged with and into Limbach Holdings, Inc., a NASDAQ listed company ("Limbach"). In December 2017, the Corporation received $2.6 million from SPAC Sponsor to settle a portion of this debt which left approximately $2.4 million of the debt investment remained outstanding as of December 31, 2017. The remaining outstanding $2.4 million balance was subsequently paid in full in January 2018 by SPAC Sponsor. Such debt investment beared interest at an annual rate of 13.0%. SPAC Sponsor, of which Mr. Swets is a manager, owns equity securities of Limbach having a market value of approximately $33.7 million as of April

13, 2018. Messrs. Swets and Pratt are members of the board of directors of Limbach, and Messrs. Swets, Fitzgerald, individually, and Mr. Pratt, directly and indirectly, own equity in Limbach and the SPAC Sponsor. The Company received interest payments on such debt of approximately $986,000 during 2017.
During 2017, the Corporation increased its debt investment by $506,000 million in an entity in which Kingsway owns an approximate 45.6% ownership interest. The total outstanding debt owed to the Corporation is $2.5 million as of April 13, 2018 and the Corporation has $300,000 in equity (together with accompanying warrants) in this entity. Kingsway also increased their debt investment in this entity by approximately $359,000 and has total outstanding debt of $1.8 million as of April 13, 2018. Mr. Swets, Mr. Fitzgerald and Paul Romano, the Chief Financial Officer of the Corporation, served on the board of managers of this entity, and Messrs. Pratt and Fitzgerald own direct and indirect investments in the entity. The debt investment bears interest at an annual rate of 14%, and the Corporation received interest payments on such debt of approximately $71,000 during 2017.
SHAREHOLDER PROPOSALS
Shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Corporation's proxy statement and form of proxy for the 2019 annual general meeting of Shareholders must be received by the Corporation by December 31, 2018. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy. In addition, if a Shareholder intends to present a proposal at Atlas’ 2019 annual general meeting of Shareholders without the inclusion of the proposal in the Corporation’s proxy materials (i.e., not pursuant to Rule 14a-8) and written notice of the proposal is not received by the Corporation on or before March 16, 2019, proxies solicited by the Board for the 2019 annual general meeting of Shareholders will confer discretionary authority to vote on the proposal if presented at the meeting. Shareholders should submit proposals to Atlas’ executive offices, 953 American Lane, 3rd Floor, Schaumburg, Illinois 60173, Attention: Scott Wollney. Atlas reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS
As of the date of this Proxy Statement, the Corporation is not aware of any matter other than those described in this Proxy Statement that will be presented for consideration at the Meeting. If any other matter or matters properly come before the Meeting, it is the intention of the persons named in the Proxy to vote, or otherwise act, on such matters in accordance with their best judgment.
By order of the Board of Directors

“Gordon Pratt”
Gordon Pratt Chairman of the Board

ATLAS
FINANCIAL HOLDINGS, INC.

Atlas Financial Holdings, Inc.
(the "Corporation")

FORM OF PROXY ("PROXY")

Annual General Meeting
May 22, 2018 10:00 AM Central Time
953 American Lane, 3rd Floor,
Schaumburg, Illinois 60173
(the "Meeting")

RECORD DATE: April 13, 2018
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR PROXY: 10:00 AM Central on May 18, 2018

VOTING METHOD	
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	416-595-9593
MAIL or HAND DELIVERY	TSX Trust Company 301 - 100 Adelaide Street West Toronto, Ontario, M5H 4H1

The undersigned hereby appoints **Scott D. Wollney, President and Chief Executive Officer** of the Corporation, and **Paul A. Romano, Vice President and Chief Financial Officer** of the Corporation (the "Board of Directors Nominees"), or instead of any of them, the following Appointee

Please print appointee name

as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at said Meeting or such adjournment(s) or postponement(s) thereof in accordance with voting instructions, if any, provided below.

- SEE VOTING GUIDELINES ON REVERSE -

RESOLUTIONS – BOARD OF DIRECTORS VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT ABOVE THE BOXES

1. Election of Directors		**FOR**	**WITHHOLD**
a)	Gordon Pratt	☐	☐
b)	Jordan Kupinsky	☐	☐
c)	John T. Fitzgerald	☐	☐
d)	Walter F. Walker	☐	☐
e)	Scott D. Wollney	☐	☐

2. Ratification of Appointment of Auditors	**FOR**	**AGAINST**	**ABSTAIN**
Ratification of appointment of **BDO USA, LLP** as Auditors of the Corporation for the ensuing year.	☐	☐	☐

This proxy revokes and supersedes all earlier dated proxies and **MUST BE SIGNED**

PLEASE PRINT NAME

Signature of registered owner(s) Date (MM/DD/YYYY)

TMX | TSX Trust

Proxy Voting – Guidelines and Conditions

1. **THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.**

2. **THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE MEETING MATERIALS PRIOR TO VOTING.**

3. **If you appoint the Board of Directors Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Board of Directors Voting Recommendations to vote "for" each Resolution. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.**

4. **This proxy confers discretionary authority on the person named to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof.**

5. **Each security holder has the right to appoint a person other than the Board of Directors Nominees specified herein to represent them at the Meeting or any adjournment or postponement thereof.** Such right may be exercised by inserting in the space labeled "Please print appointee name", the name of the person to be appointed, who need not be a security holder of the Corporation.

6. To be valid, this proxy must be signed. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its mailing to the security holders of the Corporation.

7. To be valid, this proxy must be filed using one of the **Voting Methods** and must be received by TSX Trust Company before the **Filing Deadline for Proxy**, noted on the reverse or in the case of any adjournment or postponement of the Meeting, not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the Chairman of the Meeting in his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy.

8. If the security holder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the security holder may be required to provide documentation evidencing the signatory's power to sign the proxy.

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